Exhibit 99.1

Hydrofarm Signs Agreement to Acquire Innovative Growers Equipment;

Announces Preliminary 3Q21 Financial Results and Provides Updated Full Year 2021 Outlook

Announces Closing of Senior Secured Term Loan Facility

Commercial Benching, Racking and LED Lighting Systems Manufacturer Further Diversifies Hydrofarm’s Portfolio of Controlled Environment Agriculture Products

Fairless Hills, Pa. (October 26, 2021) – Hydrofarm Holdings Group, Inc. (“Hydrofarm” or the “Company”) (Nasdaq: HYFM), a leading distributor and manufacturer of hydroponics equipment and supplies for controlled environment agriculture (“CEA”), announced it has entered into an agreement to acquire Illinois-based Innovative Growers Equipment Inc. (“IGE”), a manufacturer of horticulture benches, racking and LED lighting systems. The addition of the IGE commercial equipment product range complements Hydrofarm’s existing lineup of high performance, proprietary branded products.

Hydrofarm will fund the total purchase price of approximately $58.0 million using a combination of cash, the Company’s credit facilities and approximately $11.6 million in HYFM common stock. Under the terms of the transaction agreement, IGE will become a wholly owned indirect subsidiary of Hydrofarm Holdings Group, Inc. The transaction is expected to close in early November 2021.

“We are excited for IGE to officially join the Hydrofarm family,” said Bill Toler, Chairman and Chief Executive Officer of Hydrofarm. “With their manufacturing capabilities and strong line of customized CEA solutions for commercial growers, including benching and racking systems, made-in-America LED lighting solutions, and other equipment and services, IGE is a solid addition to our growing portfolio and will further solidify our position as the acquirer of choice in the CEA industry.”

“Our success in the indoor growing market is rooted in our premium quality products and high level of service to our customers,” said Chris Mayer, President and CEO of Innovative Growers Equipment Inc. “Hydrofarm is a longtime customer of ours and we have been selling Hydrofarm’s superior line of lighting products for many years. We admire their deep understanding of indoor growing and look forward to joining the Hydrofarm team.”

Hydrofarm expects IGE to generate approximately $48.0 million in net sales in 2021, representing significant growth from the prior year. Hydrofarm has historically distributed IGE products, representing approximately 7% of IGE’s total net sales. Based on an estimated Nov 1st closing date, the Company expects IGE to contribute approximately an incremental $6.0 million in net sales and less than $1.0 million in Adjusted EBITDA in fiscal 2021. The transaction is expected to be accretive to Hydrofarm, as the Company will now pick up IGE’s manufacturing profit margin profile, in addition to the portion of IGE sales that it did not previously represent. The transaction represents an acquisition multiple of approximately 7x IGE’s estimated 2021 Adjusted EBITDA, excluding synergies.

The acquisition of IGE marks the fifth and latest in a succession of acquisitions made by Hydrofarm during 2021. The Company’s M&A strategy has resulted in the addition of new manufacturers to its proprietary portfolio, including Greenstar Products, Inc. in Canada, Aurora Innovations, Inc. in Oregon, and the HEAVY 16, House & Garden and Mad Farmer brands in California. These moves have furthered Hydrofarm’s strategic efforts to grow and enhance its offerings of branded products in key CEA product categories. Rothschild & Co. is serving as financial advisor and Mintz is serving as legal advisor to Hydrofarm.

Senior Secured Term Loan

The Company also announced that it has entered into a new $125.0 million senior secured term loan facility (the “Term Loan”). The Term Loan bears interest at a rate of either LIBOR (with a 1.00% floor) plus 5.50%, or an alternate base rate (with a 2.00% floor) plus 4.50% and matures on October 25, 2028. Hydrofarm intends to use the net proceeds from the Term Loan to fund the cash portion of the IGE purchase price and for general corporate purposes, which may include, among other things, repaying any outstanding balance under the Company’s existing revolving credit facility and funding future M&A opportunities. Should additional capital needs arise, Hydrofarm can, per the terms of the Term Loan agreement, seek to upsize the facility. JPMorgan Chase Bank, N.A. acted as sole lead arranger and bookrunner for the Term Loan.

Preliminary Third Quarter 2021 Financial Results and Updated Full Year 2021 Guidance

The Company also announced the following preliminary unaudited financial results for its third quarter ended September 30, 2021:

•	The Company estimates that net sales will range between $121.0 million to $124.0 million, as compared to $96.7 million for the three months ended September 30, 2020, an increase of approximately 27% calculated using the midpoint of the range. We now estimate that the year-over-year increase was driven entirely by M&A growth.

•	Net income is expected to range between $13.3 million and $18.3 million, as compared to net income of $2.7 million for the three months ended September 30, 2020.

•	Adjusted EBITDA is estimated to be between $14.4 million to $16.4 million, as compared to $7.4 million for the three months ended September 30, 2020, an increase of approximately 108% calculated using the midpoint of the range.

Mr. Toler added, “We believe a short-term oversupply has put downward pressure on cannabis growing activity predominantly in California and Canada. In addition, sales activity in highly-populated states such as New York, New Jersey, Virginia and Connecticut, which have passed new adult-use legislation within the past year, has not yet gained full momentum. We expect sales in these states to improve as they begin to more aggressively implement revenue-generating cannabis legislation as part of their respective state budgets. Despite the disruption, we continue to believe our long-term growth algorithm remains intact and that we are uniquely positioned to capitalize on the unprecedented expansion of Controlled Environment Agriculture. We remain convinced that we have only scratched the surface of the long-term opportunity in front of us.”

The expected increase in year-over-year Adjusted EBITDA is due primarily to (i) anticipated higher sales of proprietary brands which represented a higher proportion of total sales in the Q3 2021 period due to the Company’s four completed acquisitions of proprietary branded product companies and (ii) anticipated higher gross profit and gross profit margin in the third quarter of 2021 primarily resulting from the aforementioned mix change to higher margin proprietary brands. Those increases were partially offset by higher selling, general and administrative expenses as Company further built-out its growth platform versus same period in the prior year.

Preliminary results remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change. In particular, certain items arising from our recent acquisitions impacting net income, but not impacting net sales or Adjusted EBITDA, remain open, including contingent consideration calculations and income taxes and therefore these amounts could vary materially from current estimates (impacting net income but not net sales or Adjusted EBITDA).

In light of the Company’s recent performance, developments in the industry and acquisition activities, the Company is providing the following updated outlook for the full fiscal year 2021:

•	Net sales growth between 37% and 43% or approximately $470.0 million to $490.0 million.

•	Adjusted EBITDA(1) of $47.0 million to $53.0 million, or approximately 10% to 11% of net sales for the full fiscal year, up from approximately 6% in the prior year.

(1)	Adjusted EBITDA is a non-GAAP measure. For reconciliations of GAAP to non-GAAP measures see the” Reconciliation of Non-GAAP Measures” accompanying this release.

The Company’s 2021 outlook incudes the following updated assumptions:

•	Partial period contributions from the following acquisitions:

o	Heavy 16 – May through December

o	House & Garden – June through December

o	Aurora Innovations – July through December

o	Greenstar – August through December

o	IGE – November through December (2 full months; assumes Nov 1st close)

•	Full-year organic growth of approximately 18% to 23% and M&A growth of approximately 19% to 20%; organic growth is heavily weighted toward the first half of fiscal 2021 and M&A growth is heavily weighted toward the second half of fiscal 2021.

Since the Company has recently completed four acquisitions with the closing of one additional acquisition pending in Q4 2021 (with only a partial year contribution from each acquisition embedded within the outlook above), the Company estimates that on a pro forma full year basis as if all five acquisitions had occurred on January 1, 2021, the Company would have expected to generate between approximately $580 million and $600 million of net sales and $85 and $95 million of Adjusted EBITDA.

With respect to projected fiscal year 2021 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable effort due to the variability, complexity and low visibility with respect to certain items, including, but not limited to, stock-based compensation and employer payroll taxes, uncertainties caused by the global COVID-19 pandemic, changes to the regulatory landscape, and certain potential future transaction expenses, which are excluded from Adjusted EBITDA. We expect the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Full third quarter results will be discussed during the upcoming Hydrofarm earnings conference call, scheduled for Thursday, November 11, 2021 after market close at 5:00 p.m. ET.

Investors interested in participating in the live call can dial 201-389-0879 or listen to a simultaneous, live webcast available on the Investors section of the Company’s website at www.hydrofarm.com under the “Investors” section.

Non-GAAP Financial Presentation

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating the Company’s performance and that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income (loss) provides useful supplemental measures that assist in evaluating its ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.

The Company defines Adjusted EBITDA as net income (loss) excluding interest expense, income taxes, depreciation and amortization, share-based compensation, employer payroll taxes on share-based compensation and other unusual and/or infrequent costs (i.e., impairment, restructuring and other expenses, acquisition-related expenses, loss on debt extinguishment, distribution center exit costs and other expense, net), which the Company does not consider in its evaluation of ongoing operating performance.

The reconciliation below is to preliminary net income and management has not completed its review of all items which are components of net income; therefore, actual results could differ significantly. The following table reconciles the preliminary Adjusted EBITDA range of $14.4 million to $16.4 million to the preliminary net income range of $13.3 million to $18.3 million for the three months ended September 30, 2021.

	Range
	Three Months Ended
	September 30, 2021
	(in millions)
Net Income Range	$13.3	$18.3
Interest expense	0.1	0.1
Income tax benefit	(17.5)	(20.5)
Depreciation and amortization	4.9	4.9
Distribution center exit costs and other	0.3	0.3
Impairment, restructuring and other	0.2	0.2
Acquisition expenses	10.6	10.6
Other expense, net	0.1	0.1
Stock-based compensation	1.3	1.3
Loss on debt extinguishment	-	0.0
Investor warrant solicitation fees	1.1	1.1
Adjusted EBITDA Range	$14.4	$16.4

The following table reconciles Adjusted EBITDA to the net income of $2.7 million for the three months ended September 30, 2020.

Three Months Ended
September 30, 2020
(in millions)
Net Income	$2.7
Interest expense	2.5
Income tax expense	0.1
Depreciation and amortization	1.5
Distribution center exit costs and other	0.0
Impairment, restructuring and other	0.2
Acquisition expenses	0.0
Other expense, net	0.2
Stock-based compensation	0.2
Loss on debt extinguishment	0.0
Investor warrant solicitation fees	0.0
Adjusted EBITDA	$7.4

About Hydrofarm Holdings Group, Inc.

Hydrofarm is a leading distributor and manufacturer of controlled environment agriculture equipment and supplies, including high-intensity grow lights, climate control solutions, and growing media, as well as a broad portfolio of innovative and proprietary branded products. For more than 40 years, Hydrofarm has helped growers in the U.S. and Canadian markets make growing easier and more productive.  The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects. For additional information, please visit: www.hydrofarm.com

About Innovative Growers Equipment Inc.

Based in Sycamore, Illinois, Innovative Growers Equipment designs, engineers, and manufactures custom benches for growers and garden center retailers. IGE has more than 100 employees in the U.S. and Canada, and occupies over 300,000 square feet of commercial factory space in northern Illinois. IGE also manufactures complementary equipment, such as multi-tier vertical racking, airflow systems, and ILE LED lighting solutions, for growers of quality plants throughout North America. Visit innovativegrowersequipment.com for more information.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

The ongoing COVID-19 pandemic could have a material adverse effect on the Company’s business, results of operation, financial condition and/or cash flows; Interruptions in the Company's supply chain, whether due to COVID-19 or otherwise could adversely impact expected sales growth and operations; The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues; Certain of the Company’s products may be purchased for use in new or emerging industries or segments, including the cannabis industry, and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative and enforcement approaches, and consumer perceptions and, among other things, such laws, regulations, approaches and perceptions may adversely impact the market for the Company’s products; The market for the Company’s products may be impacted by conditions impacting its customers, including related crop prices and other factors impacting growers; Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products; Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business; If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed; The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack; The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business; Acquisitions, other strategic alliances and investments could result in operating and integration difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations. Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s annual, quarterly and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Investor Relations:

ICR

Fitzhugh Taylor

ir@hydrofarm.com

Media Contacts:

Hydrofarm

Lisa Gallagher

513-505-2334

lgallagher@hydrofarm.com